Exhibit 99.1

Qualstar Corporation Announces the Results of the 2015 Annual Meeting of Shareholders

Westlake Village, Calif. May 20, 2015 – (BUSINESS WIRE) – Qualstar Corporation, (NASDAQ:QBAK), a publicly traded company and manufacturer of data storage solutions and high-efficiency power supplies, today announced the results for its 2015 Annual Meeting of Shareholders held Friday, May 15, 2015 (the “Annual Meeting”). Based on information provided by the independent inspector of election, James J. Raitt of American Election Services, LLC, shareholders have voted to re-elect Steven N. Bronson, Sean M. Leder, Dale E. Wallis and David J. Wolenski and to elect Nicholas A. Yarymovych as members of the Qualstar Board of Directors (the “Board”). Additionally, the shareholders approved, by advisory vote, the compensation paid to the Company’s named executive officers for the fiscal year ended June 30, 2014.  The shareholders also ratified the appointment of SingerLewak, LLP, as the Company’s independent auditors for the fiscal year ended June 30, 2015.

“We are pleased that our shareholders demonstrated confidence and re-elected Qualstar’s board members,” said Steven N. Bronson, CEO of Qualstar.  “The Board’s continued support and commitment provides the team work necessary to guide the Company in a positive direction.”

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high-efficiency and high density power supplies marketed under the N2PowerTM brand, and of data storage systems marketed under the QualstarTM brand. Our N2Power power supply products  provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply ReliableTM designs that provide years of trouble-free service. More information is available at  www.qualstar.com  or  www.n2power.com  or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs. For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All of Qualstar’s filings are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

For more information, contact:

Steven N. Bronson

Chief Executive Officer

805.416.7004